EXHIBIT 1

                  Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations under the Securities and Exchange Act of 1934, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of the undersigned.

Dated:  February 16, 1998

                            Name:  Rankin Associates II, L.P.

                            By:    Rankin Management, Inc.,
                                   its Managing Partner


                            By:    /s/ Alfred M. Rankin, Jr.
                                   Alfred M. Rankin, Jr., President

                            Name: Rankin Management, Inc.


                            By:    /s/ Alfred M. Rankin, Jr.
                                   Alfred M. Rankin, Jr., President


                                  /s/ Alfred M. Rankin, Jr.

                            Name: Alfred M. Rankin, Jr.

                            Name: Rankin Management, Inc.


                            By:   /s/ Alfred M. Rankin, Jr.
                                  Alfred M. Rankin, Jr., President

                                  Attorney-in-Fact for Clara L. T. Rankin*
                                  Attorney-in-Fact for Thomas T. Rankin*
                                  Attorney-in-Fact for Claiborne R. Rankin*
                                  Attorney-in-Fact for Roger F. Rankin*
                                  Attorney-in-Fact for Bruce T. Rankin*

* The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in
         Exhibit 2 at page 16 and in Exhibit 4 at pages 25 through 26.